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                                   Exhibit 21

                         Subsidiaries of the Registrant

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                                   Exhibit 21

                         Subsidiaries of the Registrant

Parent
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First Southern Bancshares, Inc.

                                  Percentage                 Jurisdiction or
Subsidiaries (a)                 of Ownership             State of Incorporation
----------------                 ------------             ----------------------

First Southern Bank                  100%                        Alabama


___________
(a) The operation of the Company's wholly owned subsidiary is included in the Company's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.